Loan and Security Agreement
                         by and between




           CONGRESS FINANCIAL CORPORATION (Florida),
                           as Lender




                              and




            PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
            and the direct and indirect subsidiaries
              named on the signature pages hereof,
                     jointly and severally,
                          as Borrowers




                 Dated:  As of January 15, 1998

                       TABLE OF CONTENTS
                        _________________
                                                               Page
                                                               ____

SECTION 1.    DEFINITIONS. . . . . . . . . . . . . . . . . . . . 1

SECTION 2.    CREDIT FACILITIES. . . . . . . . . . . . . . . . . 8
      2.1      Revolving Loans . . . . . . . . . . . . . . . . . 8
      2.2      Intentionally Deleted . . . . . . . . . . . . . . 9
      2.3      Term Loan . . . . . . . . . . . . . . . . . . . . 9
      2.4      Availability Reserves . . . . . . . . . . . . . . 9

SECTION 3.    INTEREST AND FEES. . . . . . . . . . . . . . . . .10
      3.1      Interest. . . . . . . . . . . . . . . . . . . . .10
      3.2      Closing Fee . . . . . . . . . . . . . . . . . . .11
      3.3      Intentionally Deleted . . . . . . . . . . . . . .11
      3.4      Servicing Fee . . . . . . . . . . . . . . . . . .11
      3.5      Unused Line Fee . . . . . . . . . . . . . . . . .11

SECTION 4.    CONDITIONS PRECEDENT . . . . . . . . . . . . . . .11
      4.1      Conditions Precedent to Initial Loans . . . . . .11
      4.2      Conditions Precedent to All Loans . . . . . . . .13

SECTION 5.    GRANT OF SECURITY INTEREST . . . . . . . . . . . .13

SECTION 6.    COLLECTION AND ADMINISTRATION. . . . . . . . . . .14
      6.1      Borrowers' Loan Account . . . . . . . . . . . . .14
      6.2      Statements. . . . . . . . . . . . . . . . . . . .14
      6.3      Collection of Accounts. . . . . . . . . . . . . .15
      6.4      Payments. . . . . . . . . . . . . . . . . . . . .16
      6.5      Authorization to Make Loans . . . . . . . . . . .16
      6.6      Use of Proceeds . . . . . . . . . . . . . . . . .17

SECTION 7     COLLATERAL REPORTING AND COVENANTS . . . . . . . .17
      7.1      Collateral Reporting. . . . . . . . . . . . . . .17
      7.2      Accounts Covenants. . . . . . . . . . . . . . . .17
      7.3      Inventory Covenants . . . . . . . . . . . . . . .19
      7.4      Equipment Covenants . . . . . . . . . . . . . . .19
      7.5      Power of Attorney . . . . . . . . . . . . . . . .20
      7.6      Right to Cure . . . . . . . . . . . . . . . . . .20
      7.7      Access to Premises. . . . . . . . . . . . . . . .21

SECTION 8.    REPRESENTATIONS AND WARRANTIES . . . . . . . . . .21
      8.1     Corporate Existence, Power and Authority;
                 Subsidiaries. . . . . . . . . . . . . . . . . .21
      8.2     Financial Statements; No Material Adverse
                 Change. . . . . . . . . . . . . . . . . . . . .22

      8.3     Chief Executive Office; Collateral Locations . . .22
      8.4     Priority of Liens; Title to Properties . . . . . .22
      8.5     Tax Returns. . . . . . . . . . . . . . . . . . . .22
      8.6     Litigation . . . . . . . . . . . . . . . . . . . .23
      8.7     Compliance with Other Agreements and Applicable
                 Laws. . . . . . . . . . . . . . . . . . . . . .23
      8.8     Bank Accounts. . . . . . . . . . . . . . . . . . .23
      8.9     Accuracy and Completeness of Information . . . . .24
      8.10    Survival of Warranties; Cumulative . . . . . . . .25

SECTION 9     AFFIRMATIVE AND NEGATIVE COVENANTS . . . . . . . .25
      9.1     Maintenance of Existence . . . . . . . . . . . . .25
      9.2     New Collateral Locations . . . . . . . . . . . . .25
      9.3     Compliance with Laws, Regulations, Etc.. . . . . .25
      9.4     Payment of Taxes and Claims. . . . . . . . . . . .27
      9.5     Insurance. . . . . . . . . . . . . . . . . . . . .27
      9.6     Financial Statements and Other Information . . . .28
      9.7     Sale of Assets, Consolidation, Merger,
                 Dissolution, Etc. . . . . . . . . . . . . . . .29
      9.8      Encumbrances. . . . . . . . . . . . . . . . . . .29
      9.9      Indebtedness. . . . . . . . . . . . . . . . . . .30
      9.10     Loans, Investments, Guarantees, Etc.. . . . . . .31
      9.11     Dividends and Redemptions . . . . . . . . . . . .31
      9.12     Transactions with Affiliates. . . . . . . . . . .31
      9.13     Additional Bank Accounts. . . . . . . . . . . . .32
      9.14     Working Capital . . . . . . . . . . . . . . . . .32
      9.15     Adjusted Net Worth. . . . . . . . . . . . . . . .32
      9.16     Costs and Expenses. . . . . . . . . . . . . . . .32
      9.17     Further Assurances. . . . . . . . . . . . . . . .33

SECTION 10.    EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . .33
      10.1     Events of Default . . . . . . . . . . . . . . . .33
      10.2     Remedies. . . . . . . . . . . . . . . . . . . . .35

SECTION 11.   JURY TRIAL WAIVER, OTHER WAIVERS AND CONSENTS,
              GOVERNING LAW. . . . . . . . . . . . . . . . . . .36
      11.1    Governing Law, Choice of Forum, Service of
                 Process, Jury Trial Waiver. . . . . . . . . . .36
      11.2    Waiver of Notices. . . . . . . . . . . . . . . . .38
      11.3    Amendments and Waivers . . . . . . . . . . . . . .38
      11.4    Waiver of Counterclaims. . . . . . . . . . . . . .38
      11.5    Indemnification. . . . . . . . . . . . . . . . . .38

SECTION 12.   TERM OF AGREEMENT, MISCELLANEOUS . . . . . . . . .39
      12.1    Term . . . . . . . . . . . . . . . . . . . . . . .39
      12.2    Notices. . . . . . . . . . . . . . . . . . . . . .40
      12.3    Partial Invalidity . . . . . . . . . . . . . . . .40
      12.4    Successors . . . . . . . . . . . . . . . . . . . .41
      12.5    Entire Agreement . . . . . . . . . . . . . . . . .41

                            INDEX TO
                     EXHIBITS AND SCHEDULES
                     ______________________

Exhibit A                      Information Certificate
Composite Exhibit B            Real Property Descriptions (Mortgages)
Composite Exhibit C            Other Real Property Descriptions
                                 (Negative Pledge Agreements)
Schedule 5.2                   Licenses and Permits
Schedule 8.4                   Existing Liens
Schedule 8.8                   Bank Accounts
Schedule 8.9                   Environmental Matters
Schedule 9.9                   Existing Indebtedness
Schedule 9.10                  Existing Loans, Advances and Guarantees
Schedule 9.11                  Dividends

                  LOAN AND SECURITY AGREEMENT
                   ___________________________

     This Loan and Security Agreement dated as of January 15, 1998 is entered into by and between CONGRESS FINANCIAL CORPORATION (Florida), a Florida corporation ("Lender"), and PERMA-FIX ENVIRONMENTAL SERVICES, INC., and its direct and indirect subsidiaries named on the signature pages hereof, jointly and severally (the "Borrowers"; all references to Borrowers as used herein shall mean each Borrower and all of the Borrowers, individually and collectively, jointly and severally).

                      W I T N E S S E T H:
                      _ _ _ _ _ _ _ _ _ _

     WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

     WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS
            ___________

     All terms used herein which are defined in Article 1 or
Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     SECTION 1.1 "Accounts" shall mean all present and future rights of each Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

     SECTION 1.2 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the difference between (A) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization), and (B) the aggregate amount of all such assets included as capitalized research and development costs, capitalized interest or financing costs, net leasehold improvements, debt discount, good-will, patents, trademarks, copyrights, franchises, prepaid expenses and such other assets classified as "intangible assets", and amounts due from affiliated Persons; and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

     SECTION 1.3 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of a Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of a Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

     SECTION 1.4  "Blocked Accounts" shall have the meaning set forth in
Section 6.3 hereof.

     SECTION 1.5  "Collateral" shall have the meaning set forth in
Section 5 hereof.

     SECTION 1.6 "Eligible Accounts" shall mean Accounts created by each Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

          (a) such Accounts arise from the actual and bona fide sale and delivery of goods by a Borrower or rendition of services by a Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

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

          (b)  such Accounts are not unpaid more than
ninety (90) days after the date of the original invoice for them;

          (c)  such Accounts comply with the terms and
conditions contained in Section 7.2(c) of this Agreement;

          (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if either: (i) the account debtor has delivered to the applicable Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or
(ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

          (f) such Accounts do not consist of progress billings except for billings for work theretofore performed under short term contracts entered into in the ordinary course of business of Borrowers, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

          (g)  the account debtor with respect to such
Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrowers to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

          (h) there are no facts, events or occurrences which would in Lender's judgment materially impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

          (i)  such Accounts are subject to the first
priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

          (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with any Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

          (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

          (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

          (m) such Accounts of a single account debtor or its affiliates do not constitute more than twenty-five (25%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible
Accounts);

          (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

          (o) such Accounts are owed by account debtors whose total indebtedness to Borrowers, or any of them, does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

          (p) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.


     SECTION 1.7 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrowers, or any of them, and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment
(including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous
Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution
Control Act of 1972, the Federal Clean Water Act, the Federal
Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974,
(ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

     SECTION 1.8 "Equipment" shall mean all of each Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     SECTION 1.9 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     SECTION 1.10 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (d) the lesser of: (iv) the amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and (v) the Maximum Credit (less the then outstanding principal amount of the Term Loan), minus (e) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term Loan), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables of Borrower which are more than ninety (90) days past due as of such time, plus (iii) the amount of checks issued by Borrower to pay trade payables, but not yet sent and the book overdraft of Borrower.

     SECTION 1.11 "Existing Unencumbered Real Property" shall mean all Real Property of any Borrower not subject of the Mortgages, including the Real Property described on Composite Exhibit "C" to this Agreement owned by Perma-Fix of Memphis, Inc., and Perma-Fix of Ft. Lauderdale, Inc. and Perma-Fix Treatment Services, Inc. and located in Tulsa, Oklahoma, respectively, but excluding the Real Property located at Latham Street in Memphis, Tennessee owned by Perma-Fix of Memphis, Inc. (the "Latham Street Property").

     SECTION 1.12  "Expiration Date" shall have the meaning set forth in
Section 12.1(a).

     SECTION 1.13 "Financed Equipment" shall mean the Equipment subject of the MB Appraisal, all accessions thereto, all replacements, substitutions therefor, and all proceeds thereof, including proceeds of insurance.

     SECTION 1.14 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrowers or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced and the Mortgages.

     SECTION 1.15 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.14 and 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

     SECTION 1.16 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

     SECTION 1.17 "Information Certificate" shall mean the Information Certificate of each Borrower constituting Exhibit A hereto containing material information with respect to the applicable
Borrower, its business and assets, provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     SECTION 1.18 "Inventory" shall mean all of each Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

     SECTION 1.19  "Loans" shall mean the Revolving Loans and the Term
Loan.

     SECTION 1.20 "Maximum Credit" shall mean, on any date of determination by Lender, the amount of $4,500,000, plus the then outstanding principal balance of the Term Loan.

     SECTION 1.21 "MB Appraisal" shall mean that certain appraisal conducted by MB Valuation Services, Inc. dated October 23, 1997 of the auction value of the Equipment of the Borrowers, or certain of them, described in such appraisal.

     SECTION 1.22 "Mortgages" shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Mortgage, Assignment of Rents and Security
Agreement, dated of even date herewith, by Perma-Fix of Florida, Inc. in favor of Lender with respect to the Real Property and the related assets of Perma-Fix of Florida, Inc. located in Alachua
County, Florida, more fully described on Composite Exhibit "B" to this Agreement, and (b) the Mortgage, Assignment of Rents and Security Agreement, dated of even date herewith, by Perma-Fix of Dayton, Inc. in favor of Lender with respect to the Real Property and related assets of Perma-Fix of Dayton, Inc. located in Montgomery County, Ohio more fully described on Composite Exhibit
"B" to this Agreement.

     SECTION 1.23 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     SECTION 1.24 "Obligations" shall mean any and all Revolving Loans, the Term Loan, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers, or any of them to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to the Borrowers, or any of them, under the United States
Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

     SECTION 1.25 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers. As of the date of this Agreement there are no Obligors.

     SECTION 1.26  "Payment Account" shall have the meaning set forth in
Section 6.3 hereof.

     SECTION 1.27 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal
Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     SECTION 1.28 "Permanent Availability Reserve" shall have the meaning set forth in Section 2.4.

     SECTION 1.29 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     SECTION 1.30 "Real Property" shall mean all now owned and hereafter acquired real property of Borrowers, including, without limitation, the real properties respectively owned by Perma-Fix of Florida, Inc. and Perma-Fix of Dayton, Inc., including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the respective Mortgages.

     SECTION 1.31 "Records" shall mean all of each Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of each Borrower with respect to the foregoing maintained with or by any other person).

     SECTION 1.32 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     SECTION 1.33 "Term Loan" shall mean the term loan made by Lender to Borrowers as provided for in Section 2.3 hereof.

     SECTION 1.34  "Term Loan Amount" shall have the meaning set forth in
Section 2.3 of this Agreement.

SECTION 2.  CREDIT FACILITIES
            _________________

     Section 2.1  Revolving Loans.

          (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrowers, jointly and severally, from time to time in amounts requested by Borrowers up to the amount equal to the sum of:

               (i)  eighty percent (80%) of the Net Amount of Eligible
Accounts,
          less
          ____

               (ii)  any Availability Reserves.

          (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to the Borrowers, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that:
(A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness determined with respect to the Borrowers' account debtors collectively has declined. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts or in establishing Availability Reserves.

          (c) Except in Lender's discretion, the aggregate amount of the Loans outstanding at any time shall not exceed the Maximum Credit and the amount of the Revolving Loans shall not exceed $4,500,000 at any time outstanding. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans exceed the amounts available under the lending formulas or the Maximum Credit or the aforesaid limitation on Revolving Loans outstanding at any time, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

     Section 2.2  Intentionally Deleted.

     Section 2.3 Term Loan. Lender is making a Term Loan to Borrowers in the original principal amount of the lesser of $2,500,000 or eighty percent (80%) of the auction value of the Financed
Equipment, as determined by Lender based on the MB Appraisal (such lesser original principal amount of the Term Loan is referred to as the "Term Loan Amount"). The Term Loan is (a) evidenced by a
Term Promissory Note in such original principal amount duly executed and delivered by Borrowers to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory
Note, and the other Financing Agreements and (c) secured by all of the Collateral.

     SECTION 2.4 Availability Reserves. All Revolving Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves. Without limiting the generality of the foregoing, the Borrowers acknowledge and agree that (a) from and after the date of this Agreement until all Obligations are paid and this Agreement has been terminated, the Lender is imposing at all times an Availability Reserve in the amount of $125,000 (the "Permanent Availability Reserve"); and (b) additionally, the Lender is imposing an Availability Reserve in an amount equal to, on any date of determination by Lender, the amount of the actual estimate of Borrowers on a weekly basis for unbilled Accounts for direct services provided by Borrowers, such Availability Reserve to remain in effect unless and until Borrowers are able to establish reporting procedures acceptable to Lender to provide Lender with an accurate breakdown of the amounts of such estimates on an account-debtor by account-debtor basis.
Lender acknowledges that Borrowers have advised it that the Borrowers may elect to discontinue business operations of Perma-
Fix of Memphis, Inc. after the date hereof. Lender agrees that it shall not impose an Availability Reserve solely as a result of the Borrower's election to discontinue such business operations but expressly reserves the right to impose Availability Reserves (or otherwise exercise rights under this Agreement) in the event of a consequential liability or occurrence arising out of any such discontinuance.

SECTION 3.  INTEREST AND FEES
            _________________

     SECTION 3.1  Interest.

          (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the Obligations at the rate of one and three-quarters percent (1 3/4%) per annum in excess of the Prime Rate (subject to reduction as provided hereinbelow), except that, at Lender's option, without notice, Borrowers shall pay to Lender interest at the rate of three and three-quarters percent (3 3/4%) per annum in excess of the Prime Rate: (i) on the Obligations for (A)
 the period from and after the date of termination hereof until such time as Lender has received full and final payment of all such Obligations (notwithstanding entry of any judgment against Borrowers), and (B) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default); provided, however, that if no Event of Default shall have occurred, if net income for Borrowers for fiscal year 1998 is at least $1,000,000, as reflected in Borrowers' annual audited financial statements furnished to Lender pursuant to Section 9.6 of this Agreement, from and after the date of receipt by Lender of such financial statements, the second sentence of this Section
3.1(a) shall be deemed amended in part by substituting the phrase
 . . . "one and one-half percent (1 1/2%)" . . . for the phrase . . .
"one and three-quarters percent (1 3/4%)" . . . .

          (b) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced. The increase or decrease shall be based on the Prime Rate in effect on the last day of the month in which any such change occurs. All interest accruing hereunder on and after an Event of Default or termination or non-renewal hereof shall be payable on demand. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     SECTION 3.2 Closing Fee. Borrowers shall pay to Lender as a closing fee the amount of $70,000, which shall be fully earned as of and payable on the date hereof.

     SECTION 3.3  Intentionally Deleted.

     SECTION 3.4 Servicing Fee. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $1,500 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

     SECTION 3.5 Unused Line Fee. Borrowers shall pay to Lender monthly an unused line fee at a rate equal to one-half of one percent (2%) per annum calculated upon the amount by which $4,500,000 exceeds the average daily principal balance of the outstanding Revolving
Loans during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

SECTION 4.  CONDITIONS PRECEDENT
            ____________________

     Section 4.1 Conditions Precedent to Initial Loans. Each of the following is a condition precedent to Lender making the initial
Loans hereunder:

          (a) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

          (b)  Lender shall have received, in form and
substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by Heller Financial, Inc., of its financing arrangements with Borrowers and the termination and release by it of any interest in and to any assets and properties of Borrowers and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to,
(i) UCC termination statements for all UCC financing statements previously filed by it or its predecessors, as secured party and Borrowers, or any of them, or any Obligor, as debtor and (ii) to the extent not permitted by the terms of this Agreement, satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by each Borrower or any Obligor, as debtor in favor of such existing lender, in form acceptable for recording in the appropriate government office;

           (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (d) no material adverse change shall have occurred in the assets, business or prospects of Borrowers since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrowers or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

          (e) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrowers, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the date hereof;

          (f)  Lender shall have received, in form and
substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

          (g)  Lender shall have received evidence of
insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

          (h)  Lender shall have received, in form and
substance satisfactory to Lender, such opinion letters of counsel to Borrowers with respect to the Financing Agreements and such other matters as Lender may request;

          (i) the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $600,000 after giving effect to the initial Loans made or to be made in connection with the initial transactions hereunder;

          (j)  Lender shall have received, in form and
substance satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests; and

          (k)  the other Financing Agreements and all
instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

     SECTION 4.2 Conditions Precedent to All Loans. Each of the following is an additional condition precedent to Lender making
Loans to Borrowers, including the initial Loans and any future
Loans:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto; and

          (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan and after giving effect thereto.

SECTION 5.  GRANT OF SECURITY INTEREST
            __________________________

     To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in its property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

     SECTION 5.1  Accounts;

     SECTION 5.2 all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, and permits including, without limitation, the respective environmental permits and licenses of the Borrowers described on
Schedule 5.2 to this Agreement dated on or about the date hereof, and all renewals, additions or replacements to such licenses and permits, to the extent same are permitted to be collaterally assigned (and without creating any obligations of Lender thereunder), whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, bankers' acceptances and guaranties;

     SECTION 5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of each Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrowers, or any of them, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other
Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

     SECTION 5.4  Inventory;

     SECTION 5.5  Equipment;

     SECTION 5.6  Real Property subject of the Mortgages;

     SECTION 5.7  Records; and

     SECTION 5.8 all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6.  COLLECTION AND ADMINISTRATION
            _____________________________

     SECTION 6.1 Borrowers' Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded
(a) all Loans and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers, and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     SECTION 6.2 Statements. Lender shall render to Borrowers each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

     SECTION 6.3  Collection of Accounts.

          (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrowers shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner, including all proceeds of insurance from time to time received by any Borrower, including business interruption and other insurance proceeds payable to Perma-Fix of Memphis, Inc. on account of the damage to its plant prior to the date of this Agreement. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

          (b) For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next business day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations two (2) business day(s) following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next business day.

          (c)  Borrowers and all of their affiliates,
subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrowers', or any of their, own funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the

Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this
Section 6.3 shall survive the termination or non-renewal of this Agreement.

     SECTION 6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers, or any of them (including the monetary proceeds of collections or of realization upon any Collateral), to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     SECTION 6.5 Authorization to Make Loans. Lender is authorized to make the Loans based upon telephonic or other instructions received from any person purporting to be the President or the Chief Financial Officer, or purporting to be other person(s) of Perma-Fix Environmental Services, Inc. ("Perma-Fix") authorized by the President or Chief Financial Officer from time to time after delivery by the Chief Financial Officer or the President to Lender of written notice thereof, on behalf of the Borrowers, as their agent or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans hereunder shall specify the date on which the requested advance is to be made (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. Eastern time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, and are Obligations of all of the Borrowers, jointly and severally, when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of Borrowers or Perma-Fix, on their behalf, or in accordance with the terms and conditions of this Agreement.

     SECTION 6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements.
All other Loans by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.  COLLATERAL REPORTING AND COVENANTS
            __________________________________

     SECTION 7.1 Collateral Reporting. Borrowers shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts, sales made, credits issued and cash received; (b) on a monthly basis or more frequently as Lender may request agings of accounts payable, (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, if applicable, and (iii) copies of purchase orders, invoices and delivery documents for Equipment acquired by Borrowers, or any of them; (d) agings of accounts receivable on a monthly basis or more frequently as Lender may request; and (e) such other reports as to the Collateral as Lender shall request from time to time. If any of any Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     SECTION 7.2  Accounts Covenants.

          (a)  Borrowers shall notify Lender promptly of:
(i) any material delay in any Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to any Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of each Borrower's business. So long as no Event of Default exists or has occurred and is continuing, each Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

          (b)  Intentionally deleted.

          (c) With respect to each Account:(i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of the applicable Borrower's business, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (e) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to each Borrower, all chattel paper and instruments which each Borrower now own or may at any time acquire immediately upon any Borrower's receipt thereof, except as Lender may otherwise agree.

          (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

     SECTION 7.3  Inventory Covenants.  With respect to the Inventory:
(a) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales or use of Inventory in the ordinary course of each Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (b) Borrowers shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including all Environmental
Laws); and (c) Borrowers assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory.

     SECTION 7.4  Equipment Covenants.  With respect to the Equipment:
(a) upon Lender's request, Borrowers shall, at their expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws, including all Environmental Laws; (d) the Equipment is and shall be used in the applicable Borrower's business and not for personal, family, household or farming use; (e) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent (i) necessary to have any Equipment repaired or maintained in the ordinary course of the business of the applicable Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of the applicable Borrower in the ordinary course of business and (ii) subject as provided hereinbelow, as may be utilized on a temporary basis from time to time at locations of account debtors in the business operations of a Borrower; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; (g) without limiting or abrogating any covenants contained in this Agreement or any other Financing
Agreement in respect of Equipment generally, Borrowers shall not sell or otherwise dispose of the Financed Equipment, or any of it, without the prior written consent of Lender, in its sole discretion; and (h) Borrowers assume all responsibility and liability arising from the use of the Equipment. Borrowers agree that at any time Equipment of Borrowers with an aggregate auction value of $200,000 or more is utilized off-site for more than a 90-day period or if any such Equipment in any amount is used for 60 days in any location in which Lender has not taken all requisite action to perfect a lien upon and security interest in such Equipment, it shall on the ninetieth or sixtieth day, as the case may be provide Lender with a list of such Equipment and the location(s) thereof, and shall take all action as Lender deems appropriate to continue the perfection of its lien upon and security interest in such Equipment.

     SECTION 7.5 Power of Attorney. Borrowers hereby irrevocably designate and appoint Lender (and all persons designated by Lender) as each Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrowers', or any of their, or Lender's names, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or proceeds of Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise,
(iii) exercise all of each Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign the names of any or all of the Borrowers on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of any Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrowers, or any of them, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which the mail of any or all of the Borrowers, is deposited,(iii) endorse the names of any or all of the Borrowers upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse the names of any or all of the Borrowers upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign the names of any or all of the Borrowers on any verification of Accounts and notices thereof to account debtors and (vi) execute in the names of any or all of the Borrowers, and file any UCC financing statements or amendments thereto. Borrowers hereby release Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     SECTION 7.6 Right to Cure. Lender may, at its option, (a) cure any default by Borrowers, or any of them, under any agreement with a third party or pay or bond on appeal any judgment entered against Borrowers, or any of them, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto.
Lender may add any amounts so expended to the Obligations and charge each Borrower's account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers, or any of them. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     SECTION 7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of each Borrower's premises during normal business hours and after notice to Borrowers, or at any time and without notice to Borrowers if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's books and records, including the Records, and (b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8.  REPRESENTATIONS AND WARRANTIES
            ______________________________

     Borrowers hereby represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans by Lender to Borrowers:

     SECTION 8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral.
The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of the applicable Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrowers, or any of them, are a party or by which a Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms. No
Borrower has any subsidiaries except as set forth on the Information Certificate.

     SECTION 8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of each Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers, or any of them, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement. Further, no such material adverse affect which would result if GAAP as in effect on the date of this Agreement, were to be applied to the annual and interim statements heretofore delivered to Lender, including, by application of AICPA Statement of Position 96-1.

     SECTION 8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower and each Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrowers to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof and to the best of Borrowers' knowledge, the holders of any mortgages on such locations.

     SECTION 8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

     SECTION 8.5 Tax Returns. To the best of the knowledge and belief of Borrowers, Borrowers have filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to each Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     SECTION 8.6 Litigation. Except as set forth on the Schedule 8.9 hereto, there is no present investigation by any governmental agency pending, or to the best of each Borrower's knowledge threatened, against or affecting Borrowers, or any of them, their assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrowers' knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrowers, or any of them, would result in any material adverse change in the assets, business or prospects of Borrowers, or any of them, or would impair the ability of Borrowers, or any of them, to perform their obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

     SECTION 8.7 Compliance with Other Agreements and Applicable Laws. Except as set forth on Schedule 8.9 hereto, no Borrower is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrowers are in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

     SECTION 8.8 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrowers maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section 9.13 below.

     SECTION 8.9  Environmental Compliance.

          (a) Except as set forth on Schedule 8.9 hereto, no Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) Except as set forth on Schedule 8.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrowers' knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

          (c) Except as set forth on Schedule 8.9 hereto, no Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Each Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     SECTION 8.10 Solvency. As of, and from and after, the date of this Agreement, each of the Borrowers: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay its probable liabilities as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.
There is no material fact known to any Borrower that has or could have a material adverse effect on the business or operations of the Borrowers or the prospect of payment and performance of the Obligations, which has not been fully disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

     SECTION 8.11 Accuracy and Completeness of Information; Certain Disclosures. (a) All information furnished by or on behalf of each Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.
No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrowers, or any of them, which has not been fully and accurately disclosed to Lender in writing.

          (b) Notwithstanding anything to the contrary contained in this Agreement, or otherwise, the making of the disclosures set forth on Schedule 8.9 to this Agreement (or any other disclosures to Lender), shall not obviate any breach of term, covenant, or Event of Default which may hereafter arise out of or in connection with the matters described therein, including without limitation, any judgments which may be rendered, or liens which may be imposed, in respect of such matters.

     SECTION 8.12 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other
Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Lender.

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS
            __________________________________

     SECTION 9.1 Maintenance of Existence. Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrowers shall give Lender thirty (30) days prior written notice of any proposed change of the name of any Borrower, which notice shall set forth the new name and Borrowers shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of the applicable Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of the applicable Borrower as soon as it is available.

     SECTION 9.2 New Collateral Locations. Any Borrower may open any new location within the continental United States provided the applicable Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

      SECTION 9.3  Compliance with Laws, Regulations, Etc.

           (a) Borrowers shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to each Borrower and duly observe all requirements of any Federal, State or local governmental authority, including the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

           (b) Borrowers shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of their operations, which system shall include annual reviews of such compliance by employees or agents of Borrowers who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Lender. Borrowers shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

           (c) Borrowers shall give both oral and written notice to Lender immediately upon any Borrower's receipt of any notice of, or any Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which any Borrower transported, stored or disposed of any Hazardous Materials.

           (d)  Without limiting the generality of the
foregoing, whenever Lender reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of any Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Lender's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where the Borrowers' non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or the applicable Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

           (e)  Borrowers shall, jointly and severally,
indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement and shall not in any wise limit or abrogate any other indemnification or similar agreement in favor of Lender under any other Financing Agreement.

      SECTION 9.4 Payment of Taxes and Claims. Each Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to each Borrower and with respect to which adequate reserves have been set aside on its books. Borrowers shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      SECTION 9.5 Insurance. Borrowers shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrowers fail to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers, or any of them, in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a loss payee and an additional insured
(but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrowers, or any of them, or any of their affiliates.
Except in the case of casualty and condemnation losses in respect of Collateral consisting of real property subject of the Mortgages
(which Mortgages shall govern as to the use of such insurance proceeds), in the case of casualty losses of Collateral which do not exceed the $150,000 in the aggregate for any fiscal year of Borrowers, so long as no Event of Default shall have occurred, upon payment to the Blocked Account of the insurance proceeds in respect of each such casualty loss, Lender agrees that such payments shall be applied in reduction of Revolving Loans;
provided further, that Borrower shall immediately replace such Collateral with property, in the determination of Lender, of at least equal value to that subject to the loss. In all other cases, including upon the occurrence of an Event of Default, at its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral including, without limitation, the Financed Equipment, and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations. Borrowers shall provide Lender with a copy of all audit, compliance or discrepancy reports in respect of its business operations from time to time issued by its insurers or by any governmental agency, promptly upon any Borrower's receipt of such reports from the insurer or governmental agency.

     SECTION 9.6  Financial Statements and Other Information

           (a) Borrowers shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the businesses of Borrowers and their subsidiaries (if any) in accordance with GAAP and Borrowers shall furnish or cause to be furnished to Lender: (i) (A) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated and consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their respective subsidiaries as of the end of and through such fiscal month, and (B) within forty five (45) days after the end of each fiscal quarter (or fifty (50) days after the end of each fiscal quarter for which Borrowers have obtained a five day filing extension from the Securities and Exchange Commission) of Borrowers, a copy of the corresponding 10-Q report for such fiscal quarter filed with the Securities and Exchange Commission, (ii) within ninety (90) days after the end of each fiscal year (or one hundred and five (105) days for any fiscal year for which Borrowers have obtained a fifteen day filing extension from the Securities and Exchange Commission), audited consolidated and consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their respective subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, and a copy of the corresponding 10-K report filed with the Securities and Exchange Commission, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their respective subsidiaries as of the end of and for the fiscal year then ended; and (iii) promptly after the same are filed, copies of all Federal income tax returns which Borrowers or any of them, may file with the Internal Revenue Service and promptly after the same are prepared, copies of all management reports, briefs, memoranda or other writings prepared for the Borrower by its auditors, accountants, and management or financial consultants. Lender acknowledges that Borrowers' current accounting firm, BDO Seidman, is acceptable to Lender for purposes of Section 9.6(a)(ii).

           (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in the businesses, properties, assets, goodwill or condition, financial or otherwise, of Borrowers, or any of them, and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrowers, or any of them, send to their stockholders generally and copies of all reports, registration statements, and proxy statements which Borrowers, or any of them, file with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d)  Borrowers shall furnish or cause to be
furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of each Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers, or any of them, to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrowers hereby irrevocably authorize and direct all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Lender such information as they may have regarding the businesses of Borrowers. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

      SECTION 9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. No Borrower shall, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other
Person, including any Financed Equipment or Real Property (other than the Latham Street Property), or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

     SECTION 9.8 Encumbrances. No Borrower shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral and all Real
Property whether or not encumbered by the Mortgages, including the Existing Unencumbered Real Property, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the applicable Borrower and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of the applicable Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to the applicable Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of the applicable
Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) (other than the Financed Equipment) and purchase money mortgages on real estate not to exceed $2,500,000 in the aggregate at any time outstanding, plus any amounts Borrowers expends to acquire Equipment if, pursuant to Section 9.5, Lender elects to apply the proceeds of insurance received in the Blocked Account in reduction of the Term Loan or hold same as Collateral as permitted thereunder, so long as such security interests and mortgages do not apply to any property of the applicable Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and (f) the security interests and liens set forth on Schedule 8.4 hereto.

     SECTION 9.9 Indebtedness. No Borrower shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except: (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which a Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower, and with respect to which adequate reserves have been set aside on its books; (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; and (d) the indebtedness set forth on Schedule 9.9 hereto; provided, that,(i) Borrowers may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or
(B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrowers, or any of them, or on their behalf, promptly after the receipt thereof, or sent by Borrowers, or any of them, or on their behalf, concurrently with the sending thereof, as the case may be.

     SECTION 9.10 Loans, Investments, Guarantees, Etc. No Borrower shall, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of the applicable Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Lender, each Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) the contemplated purchase of assets of Action
Environmental Corp. by Perma-Fix of Ft. Lauderdale, Inc., upon the prior written consent of Congress, which consent shall not be unreasonably withheld, so long as such action as Lender may require in respect of the Collateral shall be taken by Borrowers;
and (d) the loans, advances and guarantees set forth on
Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) no Borrower shall, directly or indirectly,
(A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrowers shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Borrowers or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

     SECTION 9.11 Dividends and Redemptions. No Borrower shall, directly or indirectly, declare or pay any dividends (except for mandatory dividends required to be paid in respect of preferred stock issued and outstanding on the date of this Agreement as set forth on

Schedule 9.11 hereto), on account of any shares of class of capital stock of any Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

     SECTION 9.12 Transactions with Affiliates. No Borrower shall, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrowers, except in the ordinary course of and pursuant to the reasonable requirements of the applicable Borrower's business and upon fair and reasonable terms no less favorable to the applicable Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Borrowers except reasonable compensation to officers, employees and directors for services rendered to Borrowers in the ordinary course of business.

     SECTION 9.13 Additional Bank Accounts. No Borrower shall, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by a Borrower to make payments of payroll, taxes or other obligations to third parties, including operating accounts, provided, however that in all such cases written notice of establishing such account(s) shall be given to Lender no later than ten (10) days after establishing any such account(s).

     SECTION 9.14 Adjusted Net Worth. Borrowers shall, at all times, maintain Adjusted Net Worth on a consolidated basis in respect of Borrowers of not less than $3,000,000.

     SECTION 9.15 Costs and Expenses. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
(b) all title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspection, appraisal and search fees and costs; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked

Accounts, together with Lender's customary charges and fees with respect thereto; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters);
(f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office; and (g) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

     SECTION 9.16 Further Assurances. At the request of Lender at any time and from time to time, each Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrowers representing that all conditions precedent to the making of Loans contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES
             ______________________________

     SECTION 10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a)  (i) Borrower fails to pay any of the
Obligations after the same becomes due and payable or (ii) Borrower or any Obligor fails to perform any of the covenants contained in Sections 9.1, 9.3, 9.4, 9.5, or 9.6 of this Agreement and such failure shall continue for five (5) days; provided, that, such ten (10) day period shall not apply in the case of (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or
(B) an intentional breach of Borrower or any obligor of any such covenant, or (iii) Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

           (b) any representation, warranty or statement of fact made by Borrowers, or any of them, to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

           (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

           (d) any judgment for the payment of money is rendered against Borrowers, or any of them, or any Obligor in excess of $100,000 in any one case or in excess of $100,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against the Borrowers, or any of them, or any Obligor or any of their assets;

          (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

          (f)  any Borrower or any Obligor becomes insolvent
(however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrowers, or any of them, or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or the applicable Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrowers, or any of them, or any Obligor or for all or any part of its property; or

          (i) any default by Borrowers, or any of them, or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $100,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrowers, or any of them, or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

           (j) any change in the controlling ownership of Borrowers, or any of them;

           (k) the indictment or threatened indictment of Borrowers, or any of them, or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrowers, or any of them, or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrowers, or any of them, or such Obligor;

           (l) there shall be a material adverse change in the business, assets or prospects of Borrowers, or any of them, or any Obligor after the date hereof; or

           (m) there shall be an event of default under any of the other Financing Agreements.

      SECTION 10.2  Remedies.

           (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrowers or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrowers of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrowers, or any of them, or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be required.

           (c)  Lender may apply the cash proceeds of
Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

           (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or reduce the lending formulas or amounts of Revolving Loans available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans to be made by Lender to Borrowers.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS, CONSENTS AND
             ACKNOWLEDGEMENTS; GOVERNING LAW
             _______________________________________________

     SECTION 11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver; Contribution by Other Borrowers

           (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida (without giving effect to principles of conflicts of law).

           (b) Borrowers and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Dade County, Florida, and the United States District Court for the Southern District and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrowers, or any of them, or their properties in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrowers, or any of them, or their properties).

           (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrowers in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrowers shall appear in answer to such process, failing which each Borrower shall be deemed in default and judgment may be entered by Lender against Borrowers for the amount of the claim and other relief requested.

          (d) Each of the Borrowers recognizes that, to the extent that a Borrower shall have paid more than its proportionate share of any payment made under the Loan Agreement, such Borrower shall be entitled to seek and receive contribution from and against the other Borrowers, to the extent that such other Borrowers have not paid their proportionate shares of such payment. The provisions of this paragraph shall in no respect limit the obligations and liabilities of the Borrower entitled to such contribution (or any other Borrower to Lender), and each Borrower shall remain liable to Lender for the full amount of the obligations of all of the Borrowers.

          (e)  EACH OF THE BORROWERS AND LENDER EACH HEREBY
WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT,

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
EQUITY OR OTHERWISE. EACH OF THE BORROWERS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

           (f)  Lender shall not have any liability to
Borrowers, or any of them (whether in tort, contract, equity or otherwise), for losses suffered by Borrowers, or any of them, in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

      SECTION 11.2  Waiver of Notices.   Borrowers hereby expressly waive
demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrowers, or any of them, which Lender may elect to give shall entitle Borrowers, or any of them, to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by authorized officers of Borrowers. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     SECTION 11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      SECTION 11.5 Indemnification. Borrowers shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel.
To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. Without limiting the generality of the foregoing, or any other provision or any Financing Agreement, Borrowers shall pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions, now or hereafter determined by Lender to be payable in connection with this Agreement or any other Financing Agreement, and Borrowers shall indemnify Lender (and the persons described above) for, and shall hold Lender harmless from and against any and all present or future claims, liabilities or losses, including, without limitation, all interest, fines, and penalties in any wise related to the foregoing, with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. The foregoing indemnities shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS
             ________________________________

     SECTION 12.1  Term.

             (a)  This Agreement and the other Financing
Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Expiration Date"), unless sooner terminated pursuant to the terms hereof; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements (whether on the Expiration Date or otherwise), Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any Obligations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, Eastern time.

           (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrowers of their respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

           (c) If for any reason this Agreement is terminated prior to the end of the then current term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

              Amount               Period
              ______               ______
(i)           3.0% of Maximum      From the date hereof to and
              Credit               including January 14, 1999

(ii)          1.5% of Maximum      From January 15, 1999 to
              Credit               and including January 14, 2000

(iii)         1.0% of Maximum      Thereafter
              Credit

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

     SECTION 12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrowers at their chief executive offices set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     SECTION 12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      SECTION 12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

     SECTION 12.5 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

     IN WITNESS WHEREOF, Lender and Borrowers have caused these presents to be duly executed as of the day and year first above written.

LENDER:                       BORROWERS:

CONGRESS FINANCIAL            PERMA-FIX ENVIRONMENTAL
CORPORATION, a Florida        SERVICES, INC., a Delaware
corporation                   corporation


By: /s/ Norman J. Stayton     By: /s/ Louis Centofanti
  _______________________        _____________________________
Name: Norman J. Stayton          Louis F. Centofanti, President
     ____________________
Title: First Vice President
     ______________________
Address:
     777 Brickell Avenue
     Suite 808
     Miami, Florida  33131
                              INDUSTRIAL WASTE MANAGEMENT, INC.,
                              a Missouri corporation

                              By: /s/ Louis Centofanti
                                 ________________________________
                                 Louis F. Centofanti,
                                 Vice President

                              SCHREIBER, GRANA & YONLEY, INC.,
                              a Missouri corporation

                              By: /s/ Louis Centofanti
                                 ________________________________
                                 Louis F. Centofanti,
                                 Vice President

                              PERMA-FIX TREATMENT SERVICES, INC.,
                              an Oklahoma corporation

                              By: /s/ Louis Centofanti
                                 ________________________________
                                 Louis F. Centofanti, President

                              PERMA-FIX, INC., an Oklahoma
                              corporation

                              By: /s/ Louis Centofanti
                                 ________________________________
                                 Louis F. Centofanti, President

                              MINTECH, INC., an Oklahoma
                              corporation

                              By: /s/ Louis Centofanti
                                 ________________________________
                                 Louis F. Centofanti,
                                 Vice President

                              RECLAMATION SYSTEMS, INC., an
                              Oklahoma corporation

                              By: /s/ Louis Centofanti
                                 ________________________________
                                 Louis F. Centofanti,
                                 Vice President

                             PERMA-FIX OF NEW MEXICO, INC.,
                              a New Mexico corporation

                              By: /s/ Louis Centofanti
                                 ________________________________
                                 Louis F. Centofanti, President

                              PERMA-FIX OF FLORIDA, INC.,
                              a Florida corporation

                              By: /s/ Louis Centofanti
                                 ________________________________
                                 Louis F. Centofanti, President

                              PERMA-FIX OF MEMPHIS, INC.,
                              a Tennessee corporation

                              By: /s/ Louis Centofanti
                                 ________________________________
                                 Louis F. Centofanti, President

                              PERMA-FIX OF DAYTON, INC.,
                              an Ohio corporation

                              By: /s/ Louis Centofanti
                                 ________________________________
                                 Louis F. Centofanti, President

                              PERMA FIX OF FT. LAUDERDALE, INC.,
                              a Florida corporation

                              By: /s/ Louis Centofanti
                                 ________________________________
                                 Louis F. Centofanti, President




                              CHIEF EXECUTIVE OFFICES OF
                              BORROWERS ARE SET FORTH IN THE
                              INFORMATION CERTIFICATE

STATE OF IDAHO           )
         __________      ) ss:
COUNTY OF BONNEVILLE     )
          __________

     On this 14th day of January, 1998, personally appeared Dr. Louis Centofanti, as an officer as indicated above of the above-listed corporations, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said corporations, before me. He is personally known to me or has produced a driver's license as identification.


                              /s/ Connie L. Chadwick
                              _________________________________
                              Print Name: Connie L. Chadwick
                                         ______________________
                              Notary Public
                              Commission No.____________________

My Commission Expires: 9-3-98
                      ________










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